UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2008

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2008, Exelixis, Inc. (the “Company”) and Bristol-Myers Squibb Company entered into an amendment to the collaboration agreement entered into as of December 11, 2008 between the Company and Bristol-Myers Squibb previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2008. The collaboration agreement provided that it would become effective upon clearance under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”). Under the terms of the amendment, the collaboration agreement became effective as of December 18, 2008. The amendment also clarified the rights and obligations of the parties with respect to future regulatory filings under the HSR Act or under any similar premerger notification provision in the European Union or any other jurisdiction and future reviews or investigations by antitrust authorities, in each case arising out of the exercise by the parties of their rights under the collaboration agreement.

Item 8.01.	Other Events.

On December 22, 2008, the Company received an upfront payment of $195.0 million in cash from Bristol-Myers Squibb in connection with the effectiveness of the collaboration agreement between the parties, as amended as described in Item 1.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008	EXELIXIS, INC.

/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary